Exhibit 99.2

Trico Marine Services, Inc.

Form 10-Q

Quarterly Report

Quarterly Period Ended March 31, 2003

Certifications Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

I, Victor M. Perez, Chief Financial Officer of Trico Marine Services, Inc. (the "Company"), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

1.     the Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.     the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company for the period covered by such Report.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

Date: May 15, 2003	By:	/s/ Thomas E. Fairley
Thomas E. Fairley
President and Chief Executive Officer